                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          Doral Financial Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                          DORAL FINANCIAL CORPORATION
       (DORAL FINANCIAL LOGO)              1159 F.D. Roosevelt Avenue
                                          San Juan, Puerto Rico 00920

                                                                  March 15, 2001

Dear Stockholder:

     You are cordially invited to attend the annual meeting of stockholders of Doral Financial Corporation. The meeting will be held at the fifth floor of the Doral Building, 650 Munoz Rivera Avenue, San Juan, Puerto Rico on Wednesday, April 18, 2001. The meeting will begin promptly at 11:00 a.m., local time.

     Doral Financial Corporation's management considers the annual meeting an excellent opportunity to discuss your corporation's progress and we encourage you to attend. Stockholders will have the opportunity to ask questions during the meeting.

     We also urge you to review the enclosed proxy statement and complete, sign and return your proxy card in the envelope provided, even if you plan to attend the meeting. Your vote is important, and the prompt return of your proxy card will ensure that your vote is counted. Your participation in the affairs of Doral Financial is an essential ingredient of our success. Please note that sending us your proxy will not prevent you from voting in person at the meeting should you so desire.

     We appreciate your interest and investment in Doral Financial Corporation and look forward to seeing you at the annual meeting.


                                         Sincerely,

                                         /s/ SALOMON LEVIS

                                         Salomon Levis
                                         Chairman of the Board and
                                         Chief Executive Officer

                          DORAL FINANCIAL CORPORATION
                           1159 F.D. Roosevelt Avenue
                          San Juan, Puerto Rico 00920

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                    To Be Held On Wednesday, April 18, 2001

     The annual meeting of stockholders of Doral Financial Corporation ("Doral Financial") will be held at the fifth floor of the Doral Building, 650 Munoz Rivera Avenue, San Juan, Puerto Rico on Wednesday, April 18, 2001, beginning at 11:00 a.m., local time. At the meeting, stockholders will consider and act upon the following proposals:

        1. The election of eight directors of Doral Financial;

        2. An amendment to Doral Financial's 1997 Employee Stock Option Plan to increase the number of shares available for grant under the plan by 1,000,000 shares;

        3. The ratification of the selection of PricewaterhouseCoopers LLP as Doral Financial's independent accountants for the fiscal year ending December 31, 2001; and

        4. Such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record as of the close of business on March 6, 2001 are entitled to notice of, and to vote at, the annual meeting or any adjournments. A list of these stockholders will be available for inspection for a period of 10 days prior to the annual meeting at the office of Doral Financial at 1159 F.D. Roosevelt Avenue, San Juan, Puerto Rico, and will also be available for inspection at the meeting itself.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED STAMPED ENVELOPE.

                                       By order of the Board of Directors,

                                       /s/ RICHARD F. BONINI

                                       Richard F. Bonini
                                       Senior Executive Vice President
                                       and Secretary

Dated: March 15, 2001

                          DORAL FINANCIAL CORPORATION
                           1159 F.D. Roosevelt Avenue
                          San Juan, Puerto Rico 00920

                            ------------------------

                                PROXY STATEMENT

     This proxy statement contains information related to the annual meeting of stockholders of Doral Financial Corporation to be held on Wednesday, April 18, 2001, beginning at 11:00 a.m., local time, at the fifth floor of the Doral Building, 650 Munoz Rivera Avenue, San Juan, Puerto Rico and at any postponements or adjournments thereof. This proxy statement is first being distributed to stockholders on or about March 15, 2001.

                               ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

     At the annual meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors, an amendment to Doral Financial's 1997 Employee Stock Option Plan and the ratification of Doral Financial's independent auditors. In addition, Doral Financial's management will report on the performance of Doral Financial during 2000 and respond to appropriate questions from stockholders.

WHO IS ENTITLED TO VOTE?

     Only stockholders of record at the close of business on the record date, March 6, 2001, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

     Please note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring appropriate documentation from your broker or nominee to personally vote at the meeting.

WHAT CONSTITUTES A QUORUM?

     The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 42,582,734 shares of Common Stock of Doral Financial were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining the presence of a quorum. A "broker non-vote" occurs when a broker or other nominee indicates on the proxy card that it does not have discretionary authority to vote on a particular matter.

HOW DO I VOTE?

     If you complete and properly sign the accompanying proxy card and return it to Doral Financial, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. "Street name" stockholders who wish to vote at the meeting will need to obtain a proxy from the institution that holds their shares.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

     Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of Doral Financial either a notice of revocation or a duly executed proxy, bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's recommendation is set forth together with the description of each item in this proxy statement. The Board recommends a vote:

     - for the election of the nominated slate of eight directors (see page 6);

     - for approval of an amendment to Doral Financial's 1997 Employee Stock Option Plan to increase the number of shares available under the plan (see page 20); and

     - for ratification of the appointment of PricewaterhouseCoopers LLP as Doral Financial's independent auditors (see page 24).

     With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

     Election of Directors. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Abstentions and broker non-votes will have no legal effect on the election of directors.

     Amendment to 1997 Employee Stock Option Plan; Ratification of Independent Auditors and Other Items. For the amendment to Doral Financial's 1997 Employee Stock Option Plan, the ratification of Doral Financial's independent auditors and any other item voted upon at the annual meeting, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. Abstentions will not be voted for any such matter. Accordingly, abstentions will have the same legal effect as a negative vote. Broker non-votes will not be counted in determining the number of shares necessary for approval.

WHO WILL BEAR THE COSTS OF SOLICITING PROXIES FOR THE ANNUAL MEETING?

     The cost of soliciting proxies for the annual meeting will be borne by Doral Financial. In addition to the use of the mails, proxies may be solicited personally or by telephone, by officers and employees of Doral Financial who will not receive any additional compensation for their services. Proxies and proxy material will also be distributed at the expense of Doral Financial by brokers, nominees, custodians and other similar parties.

             SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL HOLDERS

     The following table shows, as of March 6, 2001, the amount of Doral Financial's common stock beneficially owned (unless otherwise indicated in the footnotes) by each director, nominee for director, executive officer named in the Cash Compensation Table and 5% shareholder of Doral Financial, and by all directors and executive officers of Doral Financial as a group. The information is based on reports filed with the SEC and information provided by the persons named below. No director, nominee or executive officer owned shares of preferred stock of Doral Financial as of such date.

                                                                    AMOUNT AND NATURE         PERCENT
                  NAME OF BENEFICIAL OWNER                    OF BENEFICIAL OWNERSHIP(1)(2)   OF CLASS
                  ------------------------                    -----------------------------   --------
Management
-----------
Salomon Levis(3)............................................              790,489               1.9%
Richard F. Bonini...........................................              571,840               1.3%
Mario S. Levis(3)(4)........................................              831,212               2.0%
Zoila Levis(3)..............................................              541,544               1.3%
David Levis(3)(5)...........................................              805,012               1.9%
Fernando Rivera Munich......................................                5,250                  *
Edgar M. Cullman, Jr.(6)....................................            5,874,251              13.8%
John L. Ernst(6)............................................            5,874,251              13.8%
Efraim M. Kier..............................................                5,500                  *
A. Brean Murray.............................................                   --                 --
Harold D. Vicente...........................................               11,900                  *
All directors, nominees and executive officers as a group,
  consisting of 15 persons, including those named above.....            9,465,498              22.0%
Other Principal Holders
--------------------
Edgar M. Cullman(6).........................................            5,874,251              13.8%
387 Park Avenue South
New York, NY 10016
Louise B. Cullman(6)........................................            5,874,251              13.8%
387 Park Avenue South
New York, NY 10016
Susan R. Cullman(6).........................................            5,874,251              13.8%
387 Park Avenue South
New York, NY 10016
Frederick M. Danziger(6)....................................            5,874,251              13.8%
2 East 73rd Street
New York, NY 10021
Lucy C. Danziger(6).........................................            5,874,251              13.8%
2 East 73rd Street
New York, NY 10021
Cullman and Ernst Group(7)..................................            5,874,251              13.8%
387 Park Avenue South
New York, NY 10016
Levis Family(3).............................................            2,968,257               6.9%
1159 F.D. Roosevelt Avenue
San Juan, Puerto Rico
Lord, Abbet & Co.(8)........................................            2,456,127               5.8%
90 Hudson Street
Jersey City, NJ 07302

                                                                    AMOUNT AND NATURE         PERCENT
                  NAME OF BENEFICIAL OWNER                    OF BENEFICIAL OWNERSHIP(1)(2)   OF CLASS
                  ------------------------                    -----------------------------   --------
Fidelity Management & Research Company(9)...................            2,385,800               5.6%
FMR Corp.
82 Devonshire Street
Boston, MA 02109

---------------------

     * Represents less than 1% of Doral Financial's outstanding Common Stock.

     (1) Except as noted in the footnotes below, the information is based on the SEC's definition of "beneficial ownership", which is broader than ownership in the usual sense. For example, under SEC rules you beneficially own stock not only if you hold it directly, but also if you indirectly (through a relationship, a position as a director or trustee or a contract or an understanding) have or share the power to vote the stock or to sell it, or if you have the right to acquire it within 60 days. Where more than one person shares investment and voting power in the same shares or if such shares are owned by any member of the Cullman and Ernst Group, such shares are shown more than once. Such shares are reflected only once, however, in the total for all directors and officers as a group.

     Certain of the persons named in the table disclaim beneficial ownership of some of the shares included in the table as follows:

     - Salomon Levis, Zoila Levis, David Levis and Mario S. Levis, each disclaim beneficial ownership of all shares reflected as owned by the Levis Family that are not owned by them directly.

     - Edgar A Cullman, Jr. -- 2,401,878 shares in which he holds shared investment and/or voting power and 3,276,834 shares in which he holds no investment or voting power other than the understanding referred to in footnote(7).

     - John Ernst -- 372,525 shares in which he holds shared investment and/or voting power and 5,418,750 shares in which he holds no investment or voting power other than the understanding referred to in footnote(7).

     - Edgar M. Cullman -- 2,668,184 shares in which he holds shared investment and/or voting power and 2,992,116 shares in which he holds no investment and/or voting power other than the understanding referred to in footnote(7).

     - Louise B. Cullman -- 2,169,672 shares in which she holds shared investment and/or voting power and 3,475,149 shares in which she holds no investment or voting power other than the understanding referred to in footnote(7).

     - Susan R. Cullman -- 2,389,338 shares in which she holds shared investment and/or voting power and 3,300,612 shares in which she holds no investment or voting power other than the understanding referred to in footnote(7).

     - Frederick M. Danziger -- 412,272 shares in which he holds shared investment and/or voting power and 5,409,811 shares in which he holds no investment or voting power other than the understanding referred to in footnote(7).

     - Lucy C. Danziger -- 2,534,362 shares in which she holds shared investment and/or voting power and 3,127,841 shares over which she has no investment or voting power other than the understanding referred to in footnote(7).

     (2) Includes the number of shares that could be purchased by exercise of stock options exercisable at March 6, 2001 or within 60 days after that date under Doral Financial's stock option plan as follows: Salomon

Levis -- 202,000 shares, Zoila Levis -- 101,000 shares, Richard F.
Bonini -- 92,000 shares, Mario S. Levis -- 76,000 shares, Fernando Rivera Munich -- 5,250 shares, all directors, nominees and executive officers as a group -- 495,750 shares.

     (3) Salomon Levis, the Chairman of the Board and Chief Executive Officer of Doral Financial, Zoila Levis, the President of Doral Financial and David Levis, a director emeritus of Doral Financial and the former Chairman of the Board and Chief Executive Officer of Doral Financial, are siblings. Mario S. Levis is the son of David Levis and the nephew of Salomon Levis and Zoila Levis. As of March 6, 2001, Salomon Levis, Zoila Levis, David Levis and Mario S. Levis beneficially owned an aggregate of 2,968,257 shares (including 379,000 shares subject to stock options exercisable at March 6, 2001 or within 60 days thereof) of common stock or approximately 6.9% of the outstanding common stock of Doral Financial. On October 1, 1995, Salomon Levis, Zoila Levis, Mario S. Levis and David Levis filed a Schedule 13D with the SEC stating that there is no agreement or understanding among the members of the Levis family regarding the holding or voting of the shares of common stock held by them other than an informal understanding to consult with each other regarding the voting and disposition of the shares owned by each of them. The Schedule 13D disclaims that the persons filing the Schedule 13D constitute a group for purposes of the Securities Exchange Act of 1934 and states that each such person has sole voting and investment power with respect to the respective shares of common stock owned by them and each disclaims any beneficial interest in the shares of common stock owned by the others.

     (4) Includes 900 shares of common stock owned by the spouse of Mario S. Levis.

     (5) David Levis is a director emeritus of Doral Financial and is the former Chairman of the Board and Chief Executive Officer of Doral Financial.

     (6) Member of the Cullman and Ernst Group. Edgar M. Cullman is the father of Edgar M. Cullman, Jr., Susan R. Cullman and Lucy C. Danziger, the husband of Louise B. Cullman, and the uncle of John L. Ernst. Lucy C. Danziger is the wife of Frederick M. Danziger.

     (7) As of March 6, 2001, a group consisting of Edgar M. Cullman, his son Edgar M. Cullman, Jr., a director of Doral Financial, direct members of their families and trusts for their benefit, Mr. John L. Ernst, also a director of Doral Financial, his sister and direct members of their families and trusts for their benefit owned an aggregate of 5,874,251 shares of common stock or approximately 13.8% of the outstanding common stock. Among others, Messrs. Cullman and Cullman, Jr. and their wives, Mr. Ernst and to a lesser extent Mr. Danziger (who is a member of the Cullman and Ernst Group), hold investment and voting power or shared investment and voting power over such shares. Mr. Danziger is the brother-in-law of Mr. Edgar M. Cullman, Jr. and a former director of Doral Financial. A Schedule 13D filed with the SEC on behalf of the Cullman and Ernst Group states that there is no formal agreement governing the group's holding and voting of such shares, but that there is an informal understanding that the persons and trusts included in the group will hold and vote together the shares owned by each of them in each case subject to any applicable fiduciary responsibilities.

     (8) Based on information contained in a Schedule 13G filed with the SEC by Lord, Abbet & Co., an investment advisory firm registered with the SEC under the Investment Advisers Act of 1940. According to the Schedule 13G, no single client owns more than 5% of the outstanding common stock of Doral Financial.

     (9) Based on information contained in a Schedule 13G filed with the SEC jointly by FMR Corp., Fidelity Management & Research Company, Edward C. Johnson and Abigail P. Johnson. FMR is the parent corporation of Fidelity Management & Research Company and members of the Johnson family and trusts for their benefit are the predominant owners of the voting stock of FMR. Edward C Johnson and Bigail P. Johnson are also directors of FMR. According to the Schedule 13G, Fidelity Management & Research Company is the beneficial owner of 2,385,800 shares of common stock of Doral Financial as a result of acting as investment adviser to various investment companies registered under the Investment Company Act of 1940. According to the Schedule 13G, the interest of one of those investment companies, Fidelity Low Priced Stock Fund, amounted to 2,205,000 shares or approximately 5.2% of the outstanding common stock of Doral Financial.

                                   PROPOSAL 1

                   ELECTION OF DIRECTORS AND RELATED MATTERS

ELECTION OF DIRECTORS

     At the annual meeting, eight directors comprising the entire Board of Directors of Doral Financial are to be elected. The Board of Directors has proposed the nominees listed below for election as directors to serve until the 2002 annual meeting or until their successors are duly elected and qualified.

     Unless otherwise specified in the accompanying form of proxy, proxies solicited hereby will be voted for the election of the nominees listed below. Each of the nominees has agreed to serve for a one year term. If any of them should become unable to serve as a director, the Board of Directors may designate a substitute nominee. In that case, the proxies shall be voted for a substitute nominee or nominees to be designated by the Board of Directors. If no substitute nominees are available, the size of the Board of Directors will be reduced.

     Other than Mr. Bonini's employment agreement, which requires the Board of Directors of Doral Financial to nominate him for election as a director, there are no arrangements or understandings between Doral Financial and any person pursuant to which such person has been elected a director.

     The following table sets forth as of March 6, 2001, certain information with respect to each nominee for director.

                                                                                              DIRECTOR
NAME                                     PRINCIPAL OCCUPATION AND OTHER INFORMATION            SINCE
----                                     ------------------------------------------           --------
Salomon Levis(1)                Chairman of the Board and Chief Executive Officer of Doral      1988
                                Financial since February 1990; Chairman of the Board of
                                Doral Bank, Doral Bank, FSB, Doral Mortgage Corporation,
                                Doral Securities, Inc., Sana Investment Mortgage Bankers,
                                Inc., Doral Insurance Agency, Inc., and Doral Money, Inc.,
                                each a direct or indirect wholly-owned subsidiary of Doral
                                Financial; President and Chief Executive Officer of Doral
                                Financial (1989 -- 1991); Chairman of the Board, Doral
                                Mortgage Corporation, a wholly-owned subsidiary of the
                                Corporation (1988 -- 1990); President and Chief Operating
                                Officer, Doral Mortgage Corporation (1985 -- 1988). Age 58.
Richard F. Bonini               Senior Executive Vice President of the Corporation since        1976
                                1988; Chief Financial Officer of Doral Financial since April
                                1996 and Secretary of Doral Financial since December 1991;
                                Director and Secretary of Doral Bank and Doral Bank, FSB;
                                President of Doral Money, Inc., Secretary of Doral Mortgage
                                Corporation; Consultant to Culbro Corporation
                                (1989 -- 1990); Senior Vice President, Culbro Corporation
                                and Vice President of Doral Financial (1976 -- 1988). Mr.
                                Bonini was formerly a director of Search Capital Group
                                (automobile financing),which filed for relief from its
                                creditors under Chapter 11 of the Federal Bankruptcy Code in
                                February 1998. Age 62.
Edgar M. Cullman, Jr.(2)        President and Chief Executive Officer of General Cigar          1988
                                Holdings, Inc. since December 1996; Chief Executive Officer
                                Culbro Corporation from April 1996 to December 1996;
                                President, Culbro Corporation from 1984 to December 1996;
                                Executive Vice President, Culbro Corporation (1983 -- 1984);
                                President, General Cigar & Tobacco Co. (1980 -- 1983);
                                Director, General Cigar Holdings, Inc., and Bloomingdale
                                Properties, Inc. (investments and real estate). Formerly a director of The Eli Witt Company, which filed for relief
                                from its creditors under Chapter 11 of the Federal
                                Bankruptcy Code in November 1996. Age 54.

                                                                                              DIRECTOR
NAME                                     PRINCIPAL OCCUPATION AND OTHER INFORMATION            SINCE
----                                     ------------------------------------------           --------
John L. Ernst(2)                Chairman of the Board and President of Bloomingdale             1989
                                Properties, Inc., since September 1984; Director, General
                                Cigar Holdings, Inc. and Griffin Land & Nurseries, Inc. Age
                                60.
Efraim Kier                     President and Chief Executive Officer of A&M Contractors,       1998
                                San Juan, Puerto Rico (real estate development and
                                management) since 1978. Age 71.
Zoila Levis(1)                  President of Doral Financial since August 1991; Director of     1991
                                Doral Bank, Doral Insurance Agency, Inc. and Doral
                                Securities, Inc.; Executive Vice President of Doral
                                Financial from January 1990 to August 1991; President of Z.
                                Levis Assoc. (real estate development) from January 1985 to
                                December 1989. Age 53.
A. Brean Murray                 Chairman of the Board and Chief Executive Officer of Brean      1994
                                Murray & Co., Inc., an investment banking firm for more than the past five years; Director, American Asset Management
                                (money management), BMI Capital Corp. (asset management) and
                                Somanetics Corporation (medical devices), formerly a
                                director of Search Capital Group (automobile financing),
                                which filed for relief from its creditors under Chapter 11 of the Federal Bankruptcy Code in February 1998. Age 63.
Harold D. Vicente               Attorney in private practice with the law firm of Vicente &     2000
                                Cuebas, San Juan, Puerto Rico, for more than the past five years. Age 55.

---------------------

     (1) Zoila Levis is the sister of Salomon Levis.
     (2) Edgar M. Cullman, Jr. and John L. Ernst are cousins.

DIRECTORS' MEETINGS

     The Board of Directors held eight meetings during the year ended December 31, 2000. Each director attended at least 75% of the total number of meetings of the Board and of all committees on which he or she served during such period, except for John Ernst who was absent from two board meetings and one committee meeting occurring on the same day as a Board meeting.

BOARD COMPENSATION

     Each member of the Board of Directors who is not an employee of Doral Financial receives an annual stipend of $18,000 payable monthly plus $1,000 for each committee meeting attended, including committee meetings held on the same day as a regular Board meeting.

INDEMNIFICATION OF DIRECTORS

     Doral Financial has obtained directors and officers liability insurance for its directors and officers. Doral Financial's Restated Certificate of Incorporation contains a provision that exempts directors from personal liability for monetary damages to Doral Financial or its shareholders for violations of the duty of care to the fullest extent permitted by the Puerto Rico General Corporation Law. Doral Financial has also agreed to indemnify its directors and officers for certain liabilities to the fullest extent permitted by Puerto Rico law.

BOARD COMMITTEES

     The Board of Directors has standing Audit and Compensation Committees. The Audit Committee met twice and the Compensation Committee met once during 2000.

     The Functions of the Audit Committee are described below under the caption "Report of the Audit Committee." The members of the Audit Committee are Messrs. Kier, Murray and Vicente. During the year, the Board examined the composition of the Audit Committee in light of the adoption by Nasdaq of new rules governing audit committees. Based upon this examination, the Board confirmed that all members of the Audit Committee are "independent" within the meaning of Nasdaq's new rules, with the exception of Mr. Murray. Mr. Murray does not qualify as independent under the new rules because of an investment banking transaction Doral Financial engaged in with Brean Murray & Co. in 1998. Accordingly, the Board intends to name a substitute member to the audit committee who meets the requirements of the new rules prior to June 14, 2001, the deadline for compliance with the new rules.

     The Compensation Committee is charged with reviewing Doral Financial's general compensation strategy, reviewing benefit programs, administering Doral Financial's stock option plan, approving the compensation of the Chief Executive Officer and approving certain other employment contracts for senior executive officers. The members of the Compensation Committee are Messrs. Cullman, Jr., Ernst and Kier.

     On February 4, 2001, the Board of Directors voted to create a nominating committee consisting of Edgar Cullman, Jr., Salomon Levis and Zoila Levis. The nominating committee did not meet during 2000 and the nominations for directors were made by the entire Board of Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee are Messrs. Cullman, Jr., Ernst and Kier. None of such persons is or was during 2000 an executive officer of Doral Financial. Since January 1, 2000, none of the executive officers of Doral Financial has served as a director, executive officer or compensation committee member of another entity which had an executive officer who served as a compensation committee member or director of Doral Financial.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Mr. A. Brean Murray, a nominee for director of Doral Financial, is the Chairman of the Board and Chief Executive Officer of Brean Murray & Co., Inc., an investment banking firm which in the past has rendered investment banking services to Doral Financial.

     Mr. Harold D. Vicente is a partner in the law firm of Vicente & Cuebas, which rendered legal services to Doral Financial during 2000.

     During 2000, Aidiliza Levis, the daughter of David Levis, the former Chairman of the Board and a director emeritus of Doral Financial, sister of Mario S. Levis, an Executive Vice President and Treasurer of Doral Financial, and the niece of Salomon Levis and Zoila Levis, the Chairman of the Board and President, respectively, of Doral Financial, was employed as the President of Centro Hipotecario, Inc., a wholly-owned subsidiary of Doral Financial. During 2000, she received compensation of $671,711 (including contributions to Doral Financial's Target Benefit Pension Plan).

     During 2000, David R. Levis, the son of David Levis, the brother of Mario
S. Levis, and the nephew of Salomon Levis and Zoila Levis was employed by Doral Financial and received compensation of $261,309 (including contributions to Doral Financial's Target Benefit Pension Plan). During 2000, Samuel Levis, the son of Salomon Levis and the nephew of Zoila Levis and David Levis, was employed by Doral Mortgage Corporation and received compensation of $46,008 (including contributions to Doral Financial's Target Benefit Pension Plan).

     Puerto Rico Island Rental Limited Dividend Partnership, S.E., a Puerto Rico partnership (the "Partnership"), was formed in 1990 under a private syndication to purchase real estate owned ("REO") from Doral Financial. Various officers of Doral Financial, including, Mario S. Levis, an executive officer of Doral Financial, and Edison Ve1ez, the President of Doral Mortgage, were investors in the Partnership. The board of directors of the Partnership's general partner was also composed of members of management of Doral Financial. As of December 31, 1999, the Partnership owed Doral Financial $3.1 million, consisting of $930,000 in promissory notes and $2.2 million in accrued and unpaid interest and advances made by Doral Financial on behalf of the Partnership. The $930,000 in notes represented the unpaid principal balance of promissory notes issued by the Partnership in payment of approximately $4.7 million in real estate owned ("REO") purchased by the Partnership from Doral Financial in December 1990. The purchase price consisted of $600,000 in cash and $4.1 million in promissory notes. The notes bore interest payable monthly at the Citibank, N.A. prime rate (with a maximum and minimum rate of 13.5% and 9%, respectively) and matured on April 1, 2006. On December 31, 1999, the Partnership transferred the remaining 18 properties owned by the Partnership to Doral Financial in partial satisfaction of approximately $621,000 of the amounts owed to Doral Financial. Effective December 31, 2000, Doral Financial agreed to discharge the amounts still owed to it by the Partnership, approximately $2.5 million, in connection with the dissolution of the Partnership effective December 31, 2000. The amounts owed to Doral Financial by the Partnership were not reflected on the financial statements of Doral Financial because they had previously been charged against earnings.

     Doral Bank, Doral Bank, FSB and Doral Securities, Inc. ("Doral Securities"), each a wholly-owned subsidiary of Doral Financial, have had, and expect to have in the future, banking or securities transactions in the ordinary course of business with directors and executive officers of Doral Financial as well as their affiliated entities. All extensions of credit to any of these persons by Doral Bank, Doral Bank, FSB or Doral Securities have been made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. In the opinion of management, these transactions do not involve more than the normal risk of collectibility or present other unfavorable features.

     From time to time, Doral Financial or its subsidiaries makes mortgage loans to persons who purchase homes in residential housing projects developed by entities controlled by Efraim Kier, a director of the Company and Arturo Madero, the spouse of Zoila Levis, the President of Doral Financial. All such loans have been made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions for persons purchasing homes in projects developed by unaffiliated persons. Management believes that these loans do not involve more than the normal risk of collectibility or present other unfavorable features.

     The following table shows certain information with respect to mortgage loans made by Doral Financial's mortgage banking units to executive officers of Doral Financial and to certain related interests of directors and executive officers of Doral Financial, including the Partnership. The table does not include loans made in the ordinary course of business by Doral Financial's banking or broker-dealer subsidiaries or loans made prior to January 1, 2000 that have been sold to investors and are, therefore, no longer owned by Doral Financial. Except for the loan to the Partnership, these loans were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons. Except for the loan to the Partnership, management believes that these loans do not involve more than the normal risk of collectibility or present other unfavorable features.

                                                            YEAR LOAN   HIGHEST PRINCIPAL    PRINCIPAL BALANCE    INTEREST
                    NAME AND POSITION                         MADE      AMOUNT DURING 2000      AT 12/31/00         RATE
                    -----------------                       ---------   ------------------   -----------------   ----------
Puerto Rico Island Rental Limited
  Dividend Partnership, S.E.(1)...........................    1990          $2,500,000          $      -0-           9.000%
Lema Developers & Associates, S.E.(2).....................    2000          $2,226,196          $2,226,196             1.5%
                                                                                                                 over prime
Lema Developers & Associates, S.E.(2).....................    2000          $  925,907          $  890,768             1.5%
                                                                                                                 over prime
River Hills, S.E.(2)......................................    2000          $  175,000          $  175,000             1.0%
                                                                                                                 over prime
River Hills, S.E.(2)......................................    2000          $  125,000          $  125,000             1.0%
                                                                                                                 over prime
Costa Real, S.E.(2).......................................    2000          $   60,000          $   60,000             0.5%
                                                                                                                 over prime

---------------------

     (1) Refer to information shown above for information regarding this transaction.

     (2) Partnership controlled by Arturo Madero, the spouse of Zoila Levis, the President and a director of Doral Financial. These loans are construction or land loans and secured by real estate mortgages.

                         REPORT OF THE AUDIT COMMITTEE

     The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of Doral Financial under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Doral Financial specifically incorporates this Report by reference therein.

     During fiscal 2000, the Audit Committee of the Board of Directors developed a written charter for the Audit Committee, which was approved by the full Board on June 5, 2000 and amended and restated on February 1, 2001. The complete text of the new charter, as amended and restated, which reflects standards set forth in new SEC regulations and Nasdaq rules, is reproduced in Appendix A to this proxy statement.

     The role of the Audit Committee is to assist the Board of Directors in its oversight of Doral Financial's financial reporting process. As set forth in the charter, management of Doral Financial is responsible for the preparation, presentation and integrity of Doral Financial's financial statements, Doral Financial's accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing Doral Financial's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

     In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Committee discussed with PricewaterhouseCoopers LLP matters related to their independence and has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect and considered whether any other non-audit services provided by PricewaterhouseCoopers LLP are compatible with maintaining the auditors' independence and has discussed with the auditors the auditors' independence.

     The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of Doral Financial's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that Doral Financial's auditors are in fact "independent."

     Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the charter, the Committee recommended to the Board that the audited financial statements of Doral Financial be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 to be filed with the Securities and Exchange Commission.

           Members of the Audit Committee

           A. Brean Murray, Chairman
           Efraim Kier
           Harold Vicente, Esq.

           Dated: March 7, 2001

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     The following information is supplied with respect to the executive officers of Doral Financial who do not serve on Doral Financial's Board of Directors. There are no arrangements or understandings pursuant to which any of these executive officers were selected as an officer, except for their employment agreements with Doral Financial. None of the executive officers shown below is related to any other director or executive officer of Doral Financial by blood, marriage or adoption, except that Mario S. Levis is the nephew of Salomon Levis and Zoila Levis.

                                                     PRINCIPAL OCCUPATION
             NAME                                 DURING THE PAST FIVE YEARS                   AGE
             ----                                 --------------------------                   ---
Mario S. Levis                   Executive Vice President of Doral Financial since September   37
                                 1995; Treasurer of Doral Financial since December 1991;
                                 Director of Doral Securities, Inc.; Executive Vice President
                                 of Doral Mortgage Corporation; Senior Executive Trader of
                                 Doral Financial from 1988 to December 1991. Trader, Merrill
                                 Lynch Pierce Fenner & Smith Incorporated (1987-1988).
Ricardo Melendez                 Vice President and Chief Accounting Officer of Doral          42
                                 Financial since July 1995; Chief Financial Officer of Doral
                                 Bank, a wholly-owned subsidiary of Doral Financial from
                                 September 1993 to July 1995; Senior Assistant to CEO and CFO
                                 of Doral Financial from May 1991 to September 1993; Audit
                                 Manager, Price Waterhouse from July 1986 to May 1991.

                                                     PRINCIPAL OCCUPATION
             NAME                                 DURING THE PAST FIVE YEARS                   AGE
             ----                                 --------------------------                   ---
Fernando Rivera Munich           Vice President, General Counsel, Senior Compliance Officer    47
                                 and Assistant Secretary since March 1, 1999; President of
                                 Doral Insurance Agency since December 1, 2000; Special
                                 Counsel, McConnell Valdes (law firm) from August 1998 to
                                 February 1999; Vice President and General Counsel, Citibank
                                 (Puerto Rico branch), Central American and Caribbean region from July 1990 to July 1998.
Francisco Rivero                 Executive Vice President -- Administration and New Business   41
                                 Development since 1998; Regional Vice President and Puerto
                                 Rico General Manager of Hamilton Bank, NA (commercial bank)
                                 from 1997 to 1998; President of Economic Development Bank
                                 for Puerto Rico from 1993 to 1997.
Frederick C. Teed                Executive Vice President -- Banking Operations since March    43
                                 1, 1996; Director of Doral Bank; Federal Thrift Regulator,
                                 Office of Thrift Supervision, Department of the U.S.
                                 Treasury, for more than five years prior thereto.
Carlos Vina                      Corporate Controller since April 1997; Controller H.F.        34
                                 Mortgage Bankers Division from November 1992 to April 1997;
                                 Audit Senior Arthur Andersen & Co. from December 1988 to
                                 November 1989.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based on reports filed with the SEC and information obtained from officers and directors of Doral Financial, Doral Financial is not aware of any failure by the executive officers or directors of Doral Financial to file on a timely basis any reports required to be filed by Section 16(a) of the Securities Exchange Act of 1934 with respect to beneficial ownership of shares of Doral Financial except for two late reports for each of Ricardo Melendez, Frederick C. Teed, Carlos Vina and Francisco Rivero related to the grant of stock options to purchase 10,000, 7,500, 10,000 and 7,500, shares of Common Stock, respectively.

                             EXECUTIVE COMPENSATION

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The following report of Board Compensation Committee Report on Executive Compensation and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and shall not be deemed incorporated by reference into any other filing of Doral Financial under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Doral Financial specifically incorporates this Report therein and shall not otherwise be deemed filed under such Acts.

     Policies. The compensation policy of Doral Financial is to provide its executive officers and managers with a level of pay and benefits that will assure Doral Financial's competitiveness and continued growth. This policy is designed to retain key executives critical to Doral Financial's long-term success and attract and retain qualified personnel. Doral Financial competes for talented executives in the highly competitive financial services market where successful entrepreneurial executives are highly compensated. Doral Financial also competes for executives with a background in Puerto Rican financial services. To obtain and retain highly qualified and motivated executives, the Compensation Committee believes it is advisable to enter into employment agreements with senior executive officers that contain incentive arrangements which compensate highly for profitability and performance.

     The Compensation Committee develops and negotiates employment agreements with certain key executive officers. These employment agreements normally include base salaries and incentive compensation arrangements designed to reward management for achieving certain performance levels. In order to determine appropriate levels of executive compensation, the Compensation Committee considers various factors, including individual performance, and evaluates the progress of Doral Financial towards attaining its long-term goals. Generally, as a person's level of responsibility increases, greater portions of total compensation are based on performance as opposed to base salaries and benefits. Compensation packages of executive officers have been structured to attempt to compensate them to a substantial extent on a combination of the profitability of Doral Financial as a whole or the productivity of their particular divisions or subsidiaries.

     The Compensation Committee is also responsible for developing or reviewing incentive compensation arrangements which Doral Financial enters into with officers and key individuals who do not have written employment agreements. See "Executive Compensation -- Summary of Compensation Plans -- Deferred Incentive Compensation Agreements." The deferred incentive compensation agreements are designed to reward executive officers and key employees for assisting Doral Financial in achieving various targets.

     The Compensation Committee also administers Doral Financial's 1997 Employee Stock Option Plan. Under this plan, options may be granted to any employee of Doral Financial, including executive officers. Options are designed primarily as a retention device for employees and generally vest over two years. During 1999, the Committee voted to grant stock options to the four most senior executive officers of Doral Financial in order to tie a significant portion of such officers' compensation to increases in the price of Doral Financial's common stock realized by all of Doral Financial's stockholders.

     Chief Executive Officer's Compensation. On December 22, 1999, Doral Financial entered into a new employment agreement with Salomon Levis, the Chief Executive Officer of Doral Financial that became effective on January 1, 2000 and expires on December 31, 2001 (the "2000 Employment Agreement"). The Compensation Committee believes that return on equity is of material importance to the overall long-term growth and profitability of Doral Financial. Accordingly, as with Mr. Levis' prior employment agreement (the "1997 Agreement") which expired on December 31, 1999, in addition to a base annual salary of $1.5 million per year, the 2000 Employment Agreement provides for a cash incentive bonus equal to 15% of Doral Financial's adjustable net income over a minimum threshold of a 15% return on common stockholders' equity.

     In connection with the execution of the 2000 Employment Agreement, the Committee felt it was appropriate to place a greater emphasis on stock based compensation versus cash compensation. Accordingly, under the 2000 Employment Agreement, the maximum cash incentive compensation was reduced by 50% compared to the 1997 Agreement from a maximum of $3.0 million per year to a maximum of $1.5 million per year.

     In lieu of the reduction in cash incentive compensation, the Committee voted to grant Mr. Levis stock options to acquire 400,000 shares of Doral Financial's common stock. The options have an exercise price of $11.25 per share, the closing price of the common stock on December 22, 1999, the date of grant. The options vest over a two year period that is designed to generally coincide with the term of the agreement. The Committee feels that the use of stock options is an effective tool to further align the interests of senior management with those of stockholders because the value of the options are directly tied to increases in the price of Doral Financial's stock.

     Section 162(m) of the Internal Revenue Code. The Committee has considered the impact of the provisions of Section 162(m) of the Internal Revenue Code of 1986 (the "Code") that provides that compensation paid to a corporation's chief executive officer or its four other most highly compensated executive officers may not be deducted for federal income tax purposes unless, in general, such compensation is performance based, is established by an independent committee of directors, is objective and the plan or agreement providing for such performance based compensation has been approved in advance by stockholders. Because as a Puerto Rico corporation Doral Financial is not required to pay federal income taxes except for any income related to the conduct of a trade or business in the United States, Section 162(m) should not limit the tax deductions available to Doral Financial for executive compensation in the near future.

                                         Compensation Committee of the Board of
                                         Directors

                                         Edgar Cullman, Jr., Chairman
                                         John L. Ernst
                                         Efraim Kier

                                         Dated: March 7, 2001

EMPLOYMENT AGREEMENTS AND OTHER COMPENSATION ARRANGEMENTS

     Doral Financial entered into an employment agreement, dated December 22, 1999 with Salomon Levis, which became effective as of January 1, 2000 and expires on December 31, 2001. Under the terms of the Agreement, Mr. Levis is entitled to receive annually a base salary of $1,500,000 plus incentive compensation equal to 15% of the amount of Doral Financial's annual consolidated net income after taxes and after adding back incentive compensation payable to executive officers of Doral Financial ("Adjusted Net Income") in excess of an amount equal to a 15% return on common stockholders' equity. Mr. Levis' annual salary and cash incentive compensation is subject to a maximum of $3.0 million per year. Under the terms of the Agreement, Mr. Levis was also granted stock options during 1999 to acquire 400,000 shares of common stock at an exercise price of $11.25 per share, the market price of the Common Stock on the date of grant.

     Doral Financial entered into an employment agreement dated December 22, 1999 with Zoila Levis, President of Doral Financial, which became effective as of January 1, 2000 and expires on December 31, 2001. Under the terms of the agreement, Zoila Levis is entitled to receive annually a base salary of $500,000 plus incentive compensation equal to 5% of Adjusted Net Income in excess of an amount equal to a 15% return on common stockholders' equity. Ms. Levis' annual salary and cash incentive compensation is subject to a maximum of $1.1 million per year. Under the terms of the Agreement, Zoila Levis was granted stock options during 1999 to acquire 200,000 shares of common stock at an exercise price of $11.25 per share, the market price of the Common Stock on the date of grant.

     Doral Financial entered into an employment agreement, dated December 22, 1999, with Richard F. Bonini, Senior Executive Vice President and Chief Financial Officer which became effective as of January 1, 2000 and expires on December 31, 2001. Pursuant to the terms of the agreement, Mr. Bonini is entitled to receive annually a base salary of $390,000 plus incentive compensation equal to 5% of Adjusted Net Income in excess of an amount equal to a 15% return on common stockholders' equity. Mr. Bonini's annual salary and cash incentive compensation is subject to a maximum of $600,000 per year. Under the terms of the Agreement, Mr. Bonini was granted stock options during 1999 to acquire 180,000 shares of Common Stock at an exercise price of $11.25 per share, the market price of the Common Stock on the date of grant.

     Doral Financial entered into an Employment Agreement, dated December 22, 1999, with Mario S. Levis, Executive Vice President and Treasurer of Doral Financial, which became effective January 1, 2000 and expires on December 31, 2001. Pursuant to the terms of the Agreement, Mr. Levis is entitled to a base salary of $390,000 plus incentive compensation equal to 5% of Adjusted Net Income in excess of an amount equal to a 15% return on common stockholders' equity. Mr. Levis' annual salary and cash incentive compensation is subject to a maximum of $800,000 per year. Under the terms of the Agreement, Mr. Levis was granted stock options during 1999 to acquire 150,000 shares of common stock at a price of $11.25 per share, the market price of the Common

Stock on the date of grant. The Agreement replaced Mr. Levis' prior employment agreement which was due to expire on December 31, 2001.

     Each of the employment agreements with Salomon Levis, Zoila Levis, Mario S. Levis and Richard F. Bonini provide that if such agreements are terminated following a change of control of Doral Financial, the named executive officer would be entitled to receive all compensation due under the agreement for the calendar year in which such termination occurs. For purposes of computing the incentive compensation under each of the employment agreements with Salomon Levis, Zoila Levis, Mario S. Levis and Richard F. Bonini, shares of nonconvertible preferred stock are not treated as common stockholders' equity and the dividends payable on such preferred stock are treated as interest that reduces Adjusted Net Income.

                           SUMMARY COMPENSATION TABLE

     The following table includes information concerning the compensation of the Chief Executive Officer and each of the four other most highly compensated executive officers of Doral Financial, for services rendered in all capacities during the fiscal years ended December 31, 2000, 1999 and 1998.

                                                                                                LONG TERM
                                                                                              COMPENSATION
                                                         ANNUAL COMPENSATION                  -------------
                                           ------------------------------------------------     NUMBER OF
                NAME AND                                                     OTHER ANNUAL     STOCK OPTIONS      ALL OTHER
           PRINCIPAL POSITION              YEAR     SALARY       BONUS      COMPENSATION(1)      GRANTED      COMPENSATION(3)
           ------------------              ----   ----------   ----------   ---------------   -------------   ---------------
Salomon Levis............................  2000   $1,500,000   $1,500,000        $-0-                -0-          $19,088
Chairman of the Board and                  1999    1,500,000    3,000,000         -0-            400,000           19,088
Chief Executive Officer                    1998    1,500,000    3,000,000         -0-              2,000           19,088
Zoila Levis..............................  2000   $  500,000   $  600,000        $-0-                -0-          $16,691
President                                  1999      500,000    1,200,000         -0-            200,000           16,691
                                           1998      500,000    1,200,000         -0-              1,000           16,691
Richard F. Bonini........................  2000   $  390,000   $  210,000        $-0-                -0-          $30,000
Senior Executive Vice President and        1999      390,000      810,000         -0-            180,000           30,000
Chief Financial Officer                    1998      390,000      810,000         -0-              2,000           30,000
Mario S. Levis...........................  2000   $  390,000   $  410,000        $-0-                -0-          $ 8,177
Executive Vice President and               1999      390,000      810,000         -0-            150,000            8,177
Treasurer                                  1998      390,000      810,000         -0-              1,000            8,177
Fernando Rivera Munich(2)................  2000   $  202,699   $   30,000        $-0-             10,500          $12,550
Vice President, General Counsel,           1999      148,553       50,000         -0-                -0-              -0-
and Senior Compliance Officer              1998          -0-          -0-         -0-                -0-              -0-

---------------------

     (1) Amounts shown do not include amounts expended by Doral Financial pursuant to plans (including group life and health) that do not discriminate in scope, term or operation in favor of executive officers or directors of Doral Financial and that are generally available to all salaried employees. Amounts shown also do not include amounts expended by Doral Financial which may have a value as a personal benefit to the named individual. The value of perquisites and such other personal benefits did not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus reported for any individual named.

     (2) Mr. Fernando Rivera Munich commenced his employment with Doral Financial on March 1, 1999.

     (3) The amounts shown represent Doral Financial's contribution to Doral Financial's Target Benefit Pension Plan, a defined contribution pension plan, except in the case of Richard F. Bonini. The amount shown for Mr. Bonini represents a lump sum payment of $30,000 in lieu of his participation in the Target Benefit Plan.

                          OPTIONS GRANTED DURING 2000

     The table below shows the following information with respect to options granted during 2000 to Fernando Rivera Munich, the only executive officer named in the Cash Compensation Table that received options during 2000:

     - the number of shares of common stock underlying options granted during the year;

     - the percentage that such options represent of all options granted to employees during the year;

     - the exercise price;

     - the expiration date; and

     - the hypothetical present value, as of the grant date, of the options under the option pricing model discussed below.

     The hypothetical value of the options as of their date of grant has been calculated below, using the Black-Scholes option pricing model, as permitted by SEC rules, based upon a set of assumptions set forth in the footnote to the table. It should be noted that this model is only one method of valuing options, and Doral Financial's use of the model should not be interpreted as an endorsement of its accuracy. The actual value of the options may be significantly different, and the value actually realized, if any, will depend upon the excess of the market value of the common stock over the option exercise price at the time of exercise.

                                                                       % OF TOTAL
                                                                        OPTIONS
                                                          NUMBER OF    GRANTED TO    EXERCISE                 HYPOTHETICAL
                                                           OPTIONS    EMPLOYEES IN     PRICE     EXPIRATION     VALUE AT
NAME                                                       GRANTED    FISCAL YEAR    ($/SHARE)      DATE      GRANT DATE(1)
----                                                      ---------   ------------   ---------   ----------   -------------
Fernando Rivera Munich..................................    3,000         1.6%        $11.31       2/4/10        $10,350
                                                            7,500         3.9%         11.88      4/13/10         27,825

---------------------

     (1) The estimated present value at grant date of options granted during 2000 has been calculated using the Black-Scholes option pricing model, based upon the following assumptions: estimated time until exercise of four years; a risk-free interest of 6.69% and 6.27% for the options expiring on February 4, 2010 and April 13, 2010, respectively, representing the yield on a U.S. Treasury strip on the date of grant with a maturity corresponding to the estimated time until exercise; a volatility rate of 39% and 40%, respectively, and a dividend yield of 3.36% and 3.20%, respectively, representing the current $0.40 per share annualized dividends divided by the fair market value of the common stock on the date of grant. The approach used in developing the assumptions upon which the Black-Scholes valuation was done is consistent with the requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation."

OPTIONS EXERCISES AND VALUES FOR 2000

     The table below sets forth the following information for persons named in the Cash Compensation Table at December 31, 2000:

     - the total number of exercisable and non-exercisable stock options held at December 31, 2000, and

     - the aggregate dollar value of in-the-money exercisable and unexercisable options at December 31, 2000.

     No options were exercised by any of the named executive officers during the year ended December 31, 2000.

                                                                                               VALUE OF UNEXERCISED
                                                                 NUMBER OF UNEXERCISED             IN-THE-MONEY
                                                                  OPTIONS AT 12/31/00         OPTIONS AT 12/31/00(1)
                                                              ---------------------------   ---------------------------
NAME                                                          EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                                          -----------   -------------   -----------   -------------
Salomon Levis...............................................    202,000        200,000      $2,605,239     $2,587,500
Zoila Levis.................................................    101,000        100,000       1,302,619      1,293,750
Richard F. Bonini...........................................     92,000         90,000       1,182,114      1,164,375
Mario S. Levis..............................................     76,000         75,000         979,182        970,313
Fernando Rivera Munich......................................        -0-         10,500             -0-        130,931

---------------------

     (1) In accordance with SEC rules, values are calculated by subtracting the exercise price from the fair market value of the underlying common stock. For purposes of this table, fair market value is deemed to be $24 3/16, the last sales price reported for the common stock for NASDAQ National Market transactions on December 29, 2000.

SUMMARY OF COMPENSATION PLANS

     1997 Employee Stock Option Plan. For a summary of Doral Financial's 1997 Employee Stock Option Plan see "Proposal 2 -- Approval of Amendment to Doral Financial's 1997 Employee Stock Option Plan."

     1988 Restricted Stock Plan. Doral Financial has in effect the Restricted Stock Plan of Doral Financial Corporation (the "Restricted Stock Plan"). The Restricted Stock Plan is administered by the Compensation Committee, none of whose members is eligible to be awarded Restricted Stock. The Restricted Stock Plan permits the Compensation Committee to award up to a total of 1,000,000 shares of common stock to key employees, including officers of Doral Financial and its subsidiaries. As of March 6, 2001, 288,776, shares were available for issuance under the Restricted Stock Plan. The Restricted Stock Award (the "Award") is awarded at such times and in such number of shares as the Compensation Committee determines. Doral Financial may grant a portion of the shares awarded in installments over a period of one to five years. No monetary consideration is paid by an employee for the Award or for the grant of the shares thereunder. Under the Restricted Stock Plan, the shares issued are subject to restrictions on sale and must be returned if the recipient leaves Doral Financial's employ prior to the expiration of a stated period of time. Such restrictions generally lapse within five years from the date of the Award or earlier termination of employment by reason of death or disability. No grants of restricted stock have been made since 1992.

     Retirement Plan. Prior to March 1, 2001, Doral Financial maintained a Target Benefit Pension Plan (the "Retirement Plan") for the benefit of all eligible employees. The Retirement Plan covered all full time employees of Doral Financial based in Puerto Rico who had completed one year of service and had attained age 21. Under the Retirement Plan, Doral Financial contributed annually the funding amount which was projected to be necessary to fund the target benefit. The target benefit was based on years of service and the employee's compensation, as defined in the Retirement Plan. Contributions to the Retirement Plan during the year ended December 31, 2000 amounted to approximately $1,600,000.

     Effective March 1, 2001, the Retirement Plan was converted into a profit sharing plan with a cash or deferred compensation arrangement and renamed the Doral Financial Corporation Retirement & Incentive Savings Plan (the "New Retirement Plan"). The New Retirement Plan is available to all employees of Doral Financial based in Puerto Rico who have attained age 18. Participants in the plan will have the option of making pre-tax or after-tax contributions to the Plan. Doral Financial will make a matching contribution equal to 50c for every dollar of pre-tax contribution made by participants to the New Retirement Plan on a pre-tax basis up to 5% of the participant's basic compensation. Doral Financial will also be able to make fully discretionary profit sharing contributions to the New Retirement Plan. All other retirement plans maintained by Doral Financial affiliates for Puerto Rico based employees will be merged into the New Retirement Plan. Doral Financial maintains another profit sharing plan with a cash or deferred compensation arrangement for the benefit of its U.S. based employees that provides identical benefits to those available to Puerto Rico based plans under the New Retirement Plan.

     Deferred Incentive Compensation Agreements. Doral Financial has entered into deferred incentive compensation arrangements with certain key employees of Doral Financial and its subsidiaries. Such employees are eligible to defer the receipt of incentive compensation. The amount of incentive compensation is credited annually based on a specified percentage of the net income of Doral Financial, its subsidiaries or divisions. Doral Financial's obligation to make the payments at the end of the deferral period is unfunded, and all such payments are to be made out of the general assets of Doral Financial. Doral Financial is not required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any deferral amount. Doral Financial accrued $350,000 as deferred compensation for 2000.

                               PERFORMANCE GRAPH

     The following Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Doral Financial specifically incorporates this information by reference, and shall not otherwise be deemed filed under these Acts.

     The Performance Graph compares the yearly percentage change in Doral Financial's cumulative total stockholder return on its common stock to that of the Center for Research in Securities Prices ("CRSP") NASDAQ Stock Market Index (U.S. Companies) and the CRSP Index for NASDAQ Financial Stocks (SIC 6000-6799 US & Foreign). The Performance Graph assumes that $100 was invested on December 29, 1995 in each of Doral Financial's common stock, the CRSP NASDAQ Stock Market Index (U.S. Companies) and the CRSP Index for NASDAQ Financial Stocks (SIC 6000-6799 US & Foreign).

                COMPARISON OF FIVE YEAR-CUMULATIVE TOTAL RETURNS

                             PERFORMANCE GRAPH FOR
                          DORAL FINANCIAL CORPORATION

Prepared by the Center for Research in Security Prices


                                            12/1995    12/1996    12/1997    12/1998    12/1999   12/2000
                                            -------    -------    -------    -------    -------   -------
Doral Financial Corporation                  100.0      152.5      285.6      504.3      286.1     579.5
Nasdaq Stock Market (US Companies)           100.0      123.0      150.7      212.5      394.9     237.7
Nasdaq Financial Stocks                      100.0      128.4      196.3      190.7      189.5     207.0
  SIC 6000-6799 US & Foreign

                                       19

                                   PROPOSAL 2

                APPROVAL OF AMENDMENT TO DORAL FINANCIAL'S 1997
                           EMPLOYEE STOCK OPTION PLAN

     On April 16, 1997, Doral Financial's stockholders adopted and approved Doral Financial's 1997 Employee Stock Option Plan (the "1997 Option Plan") and 2,000,000 shares of Common Stock were reserved for issuance thereunder to employees of Doral Financial and its subsidiaries. As of March 6, 2001, 429,100 shares remained available for future option grants under this plan. A copy of the 1997 Option Plan will be furnished to any stockholder upon written request to the Secretary of Doral Financial Corporation, 1159 F.D. Roosevelt Avenue, San Juan, Puerto Rico 00920.

     On March 7, 2001, the Board of Directors approved an amendment to the 1997 Option Plan to increase the number of shares available under the plan by 1,000,000 shares. The affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve this amendment to the 1997 Option Plan. The Board of Directors believes that additional shares are needed for use in the 1997 Option Plan so that stock option grants can continue to be made to attract and retain key employees of Doral Financial and its subsidiaries.

     Members of the Board of Directors of Doral Financial who are not employed as regular salaried officers or employees of Doral Financial may not participate in the 1997 Option Plan. The closing price of a share of Common Stock on the Nasdaq National Market System on March 6, 2001 was $29.38. The proceeds received by Doral Financial from the sale of Common Stock pursuant to the 1997 Option Plan will be used for the general corporate purposes of the Doral Financial.

PURPOSE

     The purpose of the 1997 Option Plan is to provide Doral Financial and its subsidiaries with an effective means to attract and retain highly qualified personnel as well as to provide additional incentives to employees who provide services to Doral Financial and its subsidiaries.

ADMINISTRATION OF PLAN

     The 1997 Option Plan is administered by a committee, currently the Compensation Committee of the Board (the "Committee"), consisting of at least two directors appointed by the Board, each of whom is a "Non-Employee Director" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934. The Committee has general authority to administer the plan, including the authority to determine the form of the option agreements to be used under the plan, and the terms and conditions to be included in such option agreements, subject to the ratification of the Board of Directors if such limitation is imposed by the Board of Directors.

NUMBER OF AUTHORIZED SHARES

     If the proposed amendment to the 1997 Option Plan is approved, a total of 3,000,000 shares will be reserved for issuance in connection with the 1997 Option Plan of which 1,429,100 shares, subject to adjustment for stock splits, recapitalizations and similar events, will be available for use. The shares are to be made available from authorized but unissued shares of Common Stock or treasury stock.

ELIGIBILITY

     Any employee of Doral Financial (including officers and directors who are also employees), or of any of its subsidiaries, is eligible to participate in the 1997 Option Plan. The selection of individuals eligible to participate is within the discretion of the Committee. The approximate number of employees of Doral Financial and its subsidiaries that are eligible to participate in the 1997 Option Plan is 1,547. Since the selection of participants and awards granted will be within the discretion of the Committee, it is not possible to state the number of officers and other employees that will participate in the 1997 Option Plan or the amount and value of awards to be granted to such persons under the 1997 Option Plan.

AWARDS UNDER PLAN

     The 1997 Option Plan provides for the grant of stock options that are intended to qualify as "qualified stock options" ("QSOs") under Section 1046 of the Puerto Rico Internal Revenue Code of 1994, as amended (the "Puerto Rico Code"), as "incentive stock options ("ISOs")" under Section 422 of the United States Internal Revenue Code, as amended (the "Code") or "non-statutory stock options" ("NSOs").

     The exercise price with respect to options to be granted under the 1997 Option Plan will be determined by the Committee at the time of grant. Under the 1997 Option Plan, the option exercise price may not be less than 100% of the fair market value of the Common Stock on the date of grant. Fair market value is defined as the closing price of the Common Stock on the date of grant as reported on the NASDAQ National Market System or, if no price is reported on such day, then on the next preceding day on which such price was reported. Payments for shares upon exercise of stock options may be made either in cash or, with the consent of the Committee, by exchanging shares of Common Stock at their fair market value, or a combination of both.

     No person may receive an ISO if, at the time of grant, such person (a "10% Holder") owns directly or indirectly more than 10% of the total combined voting power of all classes of stock of Doral Financial unless the option price is at least 110% of the fair market value of the Common Stock and such option is not exercisable more than five years after its date of grant. There is also a $100,000 limit on the value of stock determined at the time of grant of a QSO or an ISO that may become exercisable for the first time in any calendar year.

     The maximum option term is ten years from the date of grant, except for 10% Holders in the case of ISOs, in which case the maximum term is five years. Unless an option agreement provides otherwise, all options granted are 50% exercisable after one year and 100% exercisable after two years. No option may be granted more than 10 years after the effective date of the 1997 Option Plan, which is March 7, 1997.

     The 1997 Option Plan permits the granting of stock appreciation rights ("SARs") in tandem with the granting of stock options. Such SARs entitle the holder to receive in cash upon exercise the difference between the option exercise price and the fair market value of the Common Stock in lieu of exercising the related option.

     If an employee's employment with Doral Financial or a subsidiary terminates by reason of death or disability, his or her stock options and SARs, whether or not then exercisable, may be exercised by the employee or by the estate, heir or legatee of the employee within one year after such termination of employment (but not later than the date the options or SARs would otherwise expire). If the optionee's employment terminates for any reason other than disability or death, stock options and SARs held by such optionee terminate three months after the date of such termination (but not later than the date the option would otherwise expire).

     Option and SARs are not transferrable, except by will or applicable laws of descent and distribution.

CHANGE IN CONTROL

     Under the 1997 Option Plan, upon the occurrence of certain "change of control" transactions involving Doral Financial all options then outstanding under the 1997 Option Plan become immediately exercisable.

AMENDMENTS AND TERMINATION

     Doral Financial's Board of Directors may suspend, amend, modify or terminate the 1997 Option Plan, without shareholder approval except to the extent required by the Puerto Rico Code or the Code to permit the granting of QSOs or ISOs under the 1997 Option Plan or by the rules of any securities exchanges or automated quotation system on which the shares of Common Stock of Doral Financial trade. If the Board of Directors voluntarily submits a proposed amendment, supplement, modification or termination for stockholder approval, such submission will not require any further amendments, supplements or terminations (whether or not relating to the same provision or subject matter) to be similarly submitted for stockholder approval.

     Unless previously terminated, the 1997 Option Plan will terminate on March 7, 2007, the tenth anniversary of the effective date of the 1997 Option Plan. Options may not be granted under the 1997 Option Plan after such date. Awards granted prior to termination of the 1997 Option Plan shall continue in accordance with their terms following such termination. No amendment, suspension, modification or termination of the 1997 Option Plan shall adversely affect the rights of an employee in awards previously granted without such employee's consent.

TAX WITHHOLDING AND TAX OFFSET PAYMENTS

     The Committee may require payment, or withhold payments made by the 1997 Option Plan, in order to satisfy applicable withholding tax requirements. The Committee may make tax offset payments to assist employees in paying income taxes incurred as a result of their participation in the 1997 Option Plan. The amount of the tax offset payments shall be determined by multiplying a percentage (established by the Committee) by all or a portion of the taxable income recognized by an employee upon: (i) the exercise of an NSO or an SAR; or
(ii) the disposition of shares received upon exercise of a QSO or an ISO.

TAX CONSEQUENCES

     Puerto Rico Code. A recipient of a QSO does not recognize income at the time of the grant of an option. In addition, no income is recognized at the time a QSO is exercised. On a subsequent sale or exchange of the shares acquired pursuant to the exercise of a QSO, the optionee may have taxable long-term or short-term capital gain or loss, depending on whether the shares were held for more than six months, measured by the difference between the amount realized on the disposition of such shares on his or her tax basis in such shares. Tax basis will, in general, be the amount paid for the shares. Doral Financial will not be entitled to a business expense deduction in respect of the grant of the option, the exercise thereof or the disposition of the shares.

     With respect to a NSO, a recipient of a NSO does not recognize income at the time of grant of the NSO. The difference between the fair market value of the shares of stock on the date of exercise and the stock option exercise price generally will be treated as compensation income upon exercise, and Doral Financial will be entitled to a deduction in the amount of income so recognized by the optionee. Upon a subsequent disposition of the shares, the difference between the amount received by the optionee and the fair market value of the shares of stock on the option exercise date will be treated as long or short-term capital gain or loss, depending on whether the shares were held for more than six months.

     SARs will not result in taxable income to the recipient or a tax deduction for Doral Financial at the time of grant. The exercise of SARs will generally result in compensation in the amount of the cash payment taxable as ordinary income to the employee. Doral Financial may generally claim a tax deduction in the amount of any cash paid.

     Federal Tax Consequences. Doral Financial is organized under the laws of the Commonwealth of Puerto Rico and, at the present time, it is not directly engaged in any trade or business in the United States. Accordingly, it is subject generally to a flat 30% federal income tax on its fixed or determinable, annual or periodic income, if any, from sources within the United States. Doral Financial would only be entitled to claim deductions in computing its U.S. income tax liability to the extent such deductions were directly related to any income effectively connected with the conduct of a trade or business in the United States. Because as a Puerto Rico corporation, Doral Financial is not required to pay federal income taxes except for any income related to the conduct of a trade or business in the United States, the limitations imposed by
Section 162(m) of the Code for compensation to certain highly paid executives should not limit the tax deductions available to Doral Financial under the 1997 Option Plan. For purposes of the discussion below, some of the QSOs granted under the 1997 Option Plan may also be treated as ISOs for purposes of Sections 421 and 422 of the Code.

     Residents of Puerto Rico. Recipients of stock options or SARs who are residents of Puerto Rico during the entire taxable year and perform services for Doral Financial or its subsidiaries in Puerto Rico, will not have any gross income for federal income tax purposes either in respect of (1) the grant or the exercise of stock options or (2) the grant of, or the receipt of cash payments upon exercise of, SARs.

     Under the 1997 Option Plan, upon the occurrence of certain "change of control" transactions involving Doral Financial, all options then outstanding under the 1997 Option Plan become immediately exercisable. Under certain circumstances, compensation payments attributable to such options may be treated as "parachute payments" under the Code, in which case the recipient may be subject to a 20% excise tax under the Code.

     Non-Residents of Puerto Rico and Residents of Puerto Rico who Perform Services Outside Puerto Rico. In general, an optionee, who is a non-resident of Puerto Rico or a resident of Puerto Rico who performs services outside Puerto Rico, will not recognize taxable income upon grant or exercise of an ISO and Doral Financial and its subsidiaries will not be entitled to any business expense deduction with respect to the grant or exercise of an ISO. However, upon the exercise of an ISO, the excess of the fair market value on the date of exercise of the shares received over the exercise price of the shares will be treated as an adjustment to alternative minimum taxable income. In order for the exercise of an ISO to qualify for the foregoing tax treatment, the optionee generally must be an employee of Doral Financial or its subsidiaries (within the meaning of Section 422 of the Code) from the date the ISO is granted through the date three months before the date of exercise.

     If the optionee has held the shares acquired upon exercise of an ISO for at least two years after the date of grant and for at least one year after the date of exercise, upon disposition of the shares by the optionee, the difference, if any, between the sales price of the shares and the exercise price of the option will be treated as long-term capital gain or loss. If the optionee does not satisfy these holding period requirements, the optionee will recognize ordinary income at the time of the disposition of the shares, generally in an amount equal to excess of the fair market value of the shares at the time the option was exercised over the exercise price of the option. The balance of the gain realized, if any, will be long-term or short-term capital gain, depending upon whether or not the shares were sold more than one year after the option was exercised. If the optionee sells the shares prior to the satisfaction of the holding period requirements but at a price below the fair market value of the shares at the time the option was exercised, the amount of ordinary income will be limited to the amount realized on the sale over the exercise price of the option. Subject to (1) any limitations imposed by Section 162(m) of the Code for federal income tax purposes, (2) the employee including such compensation in income and (3) certain reporting requirements, Doral Financial and its subsidiaries will be allowed a business expense deduction to the extent the optionee recognized ordinary income. Upon any subsequent sale of the shares, the optionee will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

     In general, an optionee, who is a non-resident of Puerto Rico or a resident of Puerto Rico who performs services outside of Puerto Rico, to whom an NSO is granted will recognize no income at the time of the grant of the option. Upon exercise of an NSO, such optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the option (or, if the optionee is subject to restrictions imposed by Section 16(b) of the Securities Exchange Act of 1934, upon the lapse of those restrictions, unless the optionee makes a special election within 30 days after exercise to have income determined without regard to the restrictions). Subject to (1) any limitations imposed Section 162(m) of the Code for federal income tax purposes, (2) the employee including such compensation in income and (3) certain reporting requirements, Doral Financial will be entitled to a tax deduction in the same amount. Upon a subsequent sale of the shares, the optionee will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

     Upon exercise of a SAR, an optionee who is a non-resident of Puerto Rico or a resident of Puerto Rico who performs services outside Puerto Rico will recognize ordinary income in an amount equal to the cash received on the exercise date. If it complies with applicable withholding requirements, Doral Financial and its subsidiaries will be entitled to a business expense deduction in the same amount and at the same time as the optionee recognizes ordinary income.

     Under the 1997 Option Plan, upon the occurrence of certain "change in control" transactions involving Doral Financial, all options then outstanding under the 1997 Option Plan become immediately exercisable. Under certain circumstances, compensation payments attributable to such options may be treated as "parachute payments" under the Code, in which case a portion of such payments may be nondeductible to Doral Financial for federal income tax purposes and the recipient may be subject to a 20% excise tax under the Code.

VOTE REQUIRED AND RECOMMENDATION

     The affirmative vote of the majority of the votes present in person or by proxy by stockholders entitle to vote at the Annual Meeting is required to approve the proposed Amendment to the 1997 Option Plan. Therefore, abstentions shall have the effect of a vote against the proposal. Broker-non-votes will have no effect on the proposal.

          THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE PROPOSED AMENDMENT TO THE 1997 OPTION PLAN.

                                   PROPOSAL 3

                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has appointed the firm of PricewaterhouseCoopers LLP as Doral Financial's independent accountants to audit its financial statements for the year ending December 31, 2001. This selection was recommended by the Audit Committee of the Board of Directors. PricewaterhouseCoopers LLP has served as Doral Financial's independent public accountants since 1977. Services provided to Doral Financial and its subsidiaries by PricewaterhouseCoopers LLP in fiscal 2000 included the examination of Doral Financial's consolidated financial statements, limited reviews of quarterly reports, statutory audits of certain Puerto Rico subsidiaries, audits of benefit plans, services related to filings with the SEC, and consultations on various tax, accounting and information system matters.

AUDIT FEES

     The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of Doral Financial's annual financial statements for the fiscal year ended December 31, 2000 and for the reviews of the financial statements included in Doral Financial's Quarterly Reports on Form 10-Q filed with the SEC for that fiscal year were $631,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered to Doral Financial for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000 were $131,213.

ALL OTHER FEES

     The aggregate fees billed by PricewaterhouseCoopers LLP for services rendered to Doral Financial, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the fiscal year ended December 31, 2000 were $86,800.

     The submission of this proposal to a vote of shareholders is not legally required. If the selection of PricewaterhouseCoopers LLP is not approved, the Audit Committee and the Board of Directors will reconsider its selection. The affirmative vote of a majority of the shares of Common Stock represented, in person or by proxy, at the annual meeting is required to adopt this proposal.

     A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting and will be given an opportunity to make a statement if so desired and to respond to appropriate questions.

VOTE RECOMMENDATION

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS DORAL FINANCIAL'S INDEPENDENT ACCOUNTANTS.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the next Annual Meeting of Stockholders to be held in April 2002 must be received by Doral Financial at its principal executive office by the close of business on November 14, 2001. Proposals should be directed to the attention of the Secretary of Doral Financial.

                                 ANNUAL REPORT

     A copy of Doral Financial's Annual Report to Shareholders containing the consolidated financial statements of Doral Financial for the fiscal year ended December 31, 2000 accompanies this Proxy Statement. Such Annual Report is not part of the proxy solicitation materials.

     Upon receipt of a written or oral request, Doral Financial will furnish to any stockholder without charge a copy of Doral Financial's Annual Report on Form 10-K for the year ended December 31, 2000, without the accompanying exhibits. A list of exhibits is included in the Form 10-K and exhibits are available from Doral Financial upon the payment to Doral Financial of the costs of furnishing them. Such written or oral request should be directed to: Secretary, Doral Financial Corporation, 1159 F.D. Roosevelt Avenue, San Juan, Puerto Rico 00920, telephone number (787) 749-7100.

                                 OTHER MATTERS

     Management knows of no matters that may be brought before the annual meeting or any adjournment thereof other than those described in the accompanying notice of meeting and routine matters incidental to the conduct of the meeting. If any other matter should come before the annual meeting or any adjournment thereof it is the intention of the persons named in the accompanying form of proxy or their substitutes to vote the proxies in accordance with their judgment on such matters.

     The above Notice of Meeting and Proxy Statement are sent by order of the Board of Directors of Doral Financial Corporation.

                                    /s/ Richard F. Bonini
                                    Richard F. Bonini
                                    Senior Executive Vice President and
                                    Secretary

Dated: March 15, 2001

                                                                      APPENDIX A
                                 ADOPTED JUNE 5, 2000; REVISED FEBRUARY 1, 2001.

                          DORAL FINANCIAL CORPORATION
                            AUDIT COMMITTEE CHARTER

     I. Composition of the Audit Committee: The Audit Committee shall be comprised of at least three directors, each of whom shall not be an officer or employee of the Company or its subsidiaries, shall not have any relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and shall otherwise satisfy the applicable membership requirements under the rules of the National Association of Securities Dealers, Inc., as such requirements are interpreted by the Board of Directors in its business judgment.

     The Board of Directors shall designate as Chairman of the Audit Committee one of its members, who shall preside over the meetings of the Committee and shall inform the Board of Directors of the actions taken by the Committee.

     II. Purposes of the Audit Committee: The purposes of the Audit Committee are to assist the Board of Directors in:

          1. its oversight of the Company's accounting and financial reporting principles and policies and internal audit controls and procedures;

          2. its oversight of the Company's financial statements and the independent audit thereof;

          3. selecting (or nominating the outside auditors to be proposed for shareholder approval in any proxy statement), evaluating and, where deemed appropriate, replacing the outside auditors; and

          4. evaluating the independence of the outside auditors.

     The function of the Audit Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements. Management and the internal auditing department are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The outside auditors are responsible for planning and carrying out proper audit of the Company's annual financial statements, reviews of the Company's quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures.

     In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Company and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing including in respect of auditor independence. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Audit Committee shall be entitled to rely on
(i) the integrity of those persons and organizations within and outside the Company that it receives information from, (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors) and (iii) representations made by management as to any information technology, internal audit and other non-audit services provided by the auditors of the Company.

     The internal and outside auditors for the Company are ultimately accountable to the Board of Directors (as assisted by the Audit Committee). The Board of Directors, with the assistance of the Audit Committee, has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditors (or to nominate the outside auditors to be proposed for shareholder approval in the proxy statement).

     The outside auditors shall submit to the Company annually a formal written statement delineating all relationships between the outside auditors and the Company ("Statement as to Independence"), addressing each non-audit service provided to the Company and at least the matters set forth in Independence Standards Board Standard No. 1.

     The outside auditors shall submit to the Company annually a formal written statement of the fees billed for each of the following categories of services rendered by the outside auditors: (i) the audit of the Company's annual financial statements for the most recent fiscal year and the reviews of the financial statements included in the Company's Quarterly Reports in Form 10-Q for that fiscal year; (ii) information technology consulting services for the most recent fiscal year, in the aggregate and by each service (and separately identifying fees for such services relating to financial information systems design and implementation); and (iii) all other services rendered by the outside auditors for the most recent fiscal year, in the aggregate and by each service.

     III. Meetings of the Audit Committee: The Audit Committee shall meet four times annually, or more frequently if circumstances dictate, to discuss with management the annual audited financial statements and quarterly financial statements. In addition to the discussion of the matters set forth in Article IV, the Audit Committee should meet separately at least annually with management, the director of the internal auditing department and the outside auditors to discuss any matters that the Audit Committee or any of these persons or firms believe should be discussed privately. The director of the internal auditing department should be invited to each regularly scheduled Audit Committee meeting and given an opportunity to discuss privately any matter he or she feels should be discussed privately with the Audit Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or outside auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. Members of the Audit Committee may participate in a meeting of the Audit Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other. A quorum shall consist of a majority of the members of the Committee. The decisions of the Committee shall be adopted by an affirmative vote of the members present at the meeting in which the decision is considered. Minutes of each Committee meeting will be prepared and submitted to the Board of Directors for its review and ratification. The Committee shall appoint a Secretary from among its members to prepare minutes of the Committee meetings as well as to help in the preparation of any agendas, reports or other documents prepared in connection with such meetings.

     IV. Duties and Powers of the Audit Committee: To carry out its purposes, the Audit Committee shall have the following duties and powers:

          1. with respect to the outside auditor, to:

             (i) provide advice to the Board of Directors in selecting, evaluating or replacing outside auditors;

             (ii) review the fees charged by the outside auditors for audit and non-audit services;

             (iii) ensure that the outside auditors prepare and deliver annually a Statement as to Independence (it being understood that the outside auditors are responsible for the accuracy and completeness of this Statement), to discuss with the outside auditors any relationships or services disclosed in this Statement that may impact the objectivity and independence of the Company's outside auditors and to recommend that the Board of Directors take appropriate action in response to this Statement to satisfy itself of the outside auditors' independence;

             (iv) if applicable, to consider whether the outside auditors' provision of (a) information technology consulting services relating to financial information systems design and implementation and (b) other non-audit services to the Company is compatible with maintaining the independence of the outside auditors; and

             (v) instruct the outside auditors that the outside auditors are ultimately accountable to the Board of Directors and Audit Committee;

          2. with respect to the internal auditing department, to:

             (i) review the appointment and replacement of the director of the internal auditing department;

             (ii) review and ratify the annual performance evaluation of and salary of the director of the internal auditing department as well as the overall staffing and budget requirements for the internal auditing department;

             (iii) advise the director of the internal auditing department that he or she is expected to provide to the Audit Committee summaries of and, as appropriate, the significant reports to management prepared by the internal auditing department and management's responses thereto; and

             (iv) instruct the internal auditors that they together with the outside auditors are ultimately accountable to the Board of Directors and the Audit Committee;

          3. with respect to financial reporting principles and policies and internal audit controls and procedures, to

             (i) advise management, the internal auditing department and the outside auditors that they are expected to provide to the Audit Committee a timely analysis of significant financial reporting issues and practices;

             (ii) consider any reports or communications (and management's and/or the internal audit department's responses thereto) submitted to the Audit Committee by the outside auditors required by or referred to in SAS 61 (as codified by AU Section 380), as may be modified or supplemented, including reports and communications related to:

           - deficiencies noted in the audit in the design or operation of internal controls;

           - consideration of fraud in a financial statement audit;

           - detection of illegal acts;

           - the outside auditor's responsibility under generally accepted auditing standards;

           - significant accounting policies;

           - management judgments and accounting estimates;

           - adjustments arising from the audit;

           - the responsibility of the outside auditor for other information in documents containing audited financial statements;

           - disagreements with management;

           - consultation by management with other accountants;

           - major issues discussed with management prior to retention of the outside auditor;

           - difficulties encountered with management in performing the audit;

           - the outside auditor's judgments about the quality of the entity's accounting principles; and

           - reviews of interim financial information conducted by the outside auditor;

             (iii) meet with management, the director of the internal auditing department and/or the outside auditors to:

           - discuss the scope of the annual audit;

           - discuss the audited financial statements;

           - discuss any significant matters arising from any audit or report or communication referred to in items 2(iii) or 3(ii) above, whether raised by management, the internal auditing department or the outside auditors, relating to the Company's financial statements;

           - review the form of opinion the outside auditors propose to render to the Board of Directors and shareholders;

           - discuss significant changes to the Company's auditing and accounting principles, policies, controls, procedures and practices proposed or contemplated by the outside auditors, the internal auditing department or management; and

           - inquire about significant risks and exposures, if any, and the steps taken to monitor and minimize such risks;

             (iv) obtain from the outside auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934; and

             (v) discuss with the Company's General Counsel any significant legal matters that may have a material effect on the financial statements, the Company's compliance policies, including material notices to or inquiries received from governmental agencies; and

          4. with respect to reporting and recommendations, to

             (i) prepare any report or other disclosures, including any recommendation of the Audit Committee, required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement;

             (ii) review this Charter at least annually and recommend any changes to the full Board of Directors; and

             (iii) report its activities to the full Board of Directors on a regular basis and to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate.

     V. Resources and Authority of the Audit Committee: The Audit Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to engage outside auditors for special audits, reviews and other procedures and to retain special counsel and other experts or consultants.

     VI. Effective Date: This Charter will become effective immediately upon its approval by the Board of Directors.

     VII. Amendments: This Charter may only be amended by a resolution duly adopted by the Board of Directors.

                       (Doral Financial Corporation Logo)

                          DORAL FINANCIAL CORPORATION
                            1159 F.D. ROOSEVELT AVE.
                          SAN JUAN, PUERTO RICO 00920

                                     PROXY

     SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF SHAREHOLDERS

         The undersigned holder of Common Stock of Doral Financial Corporation (the "Corporation") hereby authorizes and appoints Salomon Levis, Zoila Levis and Richard F. Bonini, or any one or more of them, as proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of the Corporation to be held at the Fifth Floor of the Doral Building, 650 Munoz Rivera Avenue, San Juan, Puerto Rico at 11:00 a.m., local time, on Wednesday, April 18, 2001 and any adjournment or adjournments of said meeting and thereat to vote and act with respect to all the shares of Common Stock of the Corporation that the undersigned would be entitled to vote if then personally present in accordance with the instructions listed on the reverse hereof.

         Such proxies may vote in their discretion upon such other business as may properly be brought before the meeting or any adjournment thereof.

         Receipt of the Notice of Meeting and the related Proxy Statement is hereby acknowledged.

                                      (Continues and to be signed on other side)

                           -- FOLD AND DETACH HERE --

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, AND 3.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, AND 3.

NO. 1 - Election Directors                                          FOR               WITHHELD
                                                                 ALL LISTED           AS TO ALL
                                                                 NOMINEES              NOMINEES
Nominees are Richard F. Bonini, Edgar M. Cullman, Jr., John
L. Ernst, Etraim Kier, Salomon Levis, Zoila Levis, A. Brean      ----------           ----------
Murray and Harold D. Vicente.

(To withhold authority to vote for any individual nominee, write that nominee's name on the space below.)


  ---------------------------------------------------------------------------


NO. 2 - Amendment to the Corporation's 1997 Employee Stock Option Plan to increase the number of shares available for grant under the Plan by 1,000,000 shares

          FOR              AGAINST             ABSTAIN

       ----------         ---------           ---------


NO. 3 - Appointment of PricewaterhouseCoopers LLP as Independent
        Accountants

          FOR              AGAINST             ABSTAIN

       ----------         ---------           ---------




                              To vote in accordance with the Board of Director's recommendation, just sign below. No boxes need to be checked.

                              Dated: _____________________________________, 2001

                              Signature: _______________________________________

                              Signature: _______________________________________

                              Please mark, date and sign as your name appears to the left and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name by a duly authorized officer. If shares are held jointly, each shareholder named should sign.


                              -- FOLD AND DETACH HERE --